Exhibit 4.6
EXECUTION COPY

AMENDMENT NO. 1 TO SERIES 2013-VF3 INDENTURE SUPPLEMENT
Amendment No. 1 to the Series 2013-VF3 Indenture Supplement (defined below), dated as of June 5, 2014 (this “Amendment”), among NATIONSTAR MORTGAGE ADVANCE RECEIVABLES TRUST, as issuer (the “Issuer”), THE BANK OF NEW YORK MELLON (“BNY Mellon”), as trustee (in such capacity, the “Indenture Trustee”), NATIONSTAR MORTGAGE LLC, as administrator on behalf of the Issuer (in such capacity, the “Administrator”) and as servicer under the Designated Servicing Agreements (in such capacity, the “Servicer”), and THE ROYAL BANK OF SCOTLAND PLC, as administrative agent (in such capacity, the “Administrative Agent”), and consented to by WELLS FARGO BANK, N.A., as derivative counterparty (the “Derivative Counterparty”), and THE ROYAL BANK OF SCOTLAND PLC, as committed purchaser of the Series 2013-VF3 Variable Funding Notes (in such capacity, the “Purchaser”).
RECITALS
The Issuer, the Indenture Trustee, BNY Mellon, as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), the Servicer, the Administrator, the Administrative Agent, Credit Suisse AG, New York Branch, as administrative agent, and Wells Fargo Securities, LLC, as administrative agent, are parties to that certain Indenture, dated as of June 7, 2013 (as amended by Amendment No. 1 to Indenture, dated as of April 22, 2014, the “Existing Base Indenture”), as modified by that certain Series 2013-VF3 Indenture Supplement, dated as of June 7, 2013 (the “Existing Indenture Supplement” and together with the Existing Base Indenture, the “Existing Indenture”), among the Issuer, the Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, the Administrator, the Servicer and the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Indenture.
The Issuer, the Indenture Trustee, the Servicer, the Administrator, the Administrative Agent, the Derivative Counterparty and the Purchaser have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture Supplement be amended as set forth herein.
Pursuant to Section 12.2 of the Existing Base Indenture, any Indenture Supplement may be amended, supplemented or otherwise modified with the consent of each of the Noteholders of the Notes of the related Series. Pursuant to Section 13(b) of the Existing Indenture Supplement, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Existing Base Indenture may, without the consent of 100% of the Series 2013-VF3 Variable Funding Notes, supplement, amend or revise any term or provision of the Existing Indenture Supplement. Pursuant to Section 13(c) of the Existing Indenture Supplement, no amendment to the Existing Indenture Supplement shall be effective without the consent of the Derivative Counterparty.
Additionally, pursuant to Section 12.3 of the Existing Base Indenture, the Indenture Trustee is entitled to an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Existing Base Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”).

The Note Rating Agency has been provided notice of the amendments contemplated hereby on or prior to the date hereof (such notice, the “Rating Agency Notice”).
The Series 2013-VF3 Class E-T3 Term Notes and the Class F-T3 Term Notes issued pursuant to the Existing Indenture Supplement have been redeemed prior to the date hereof and are no longer Outstanding.
The Purchaser holds 100% of the beneficial interests in the Series 2013-VF3 Variable Funding Notes and therefore is the Noteholder of all of the Series 2013-VF3 Notes.
Accordingly, the Issuer, the Indenture Trustee, the Servicer, the Administrator, the Administrative Agent, the Purchaser and the Derivative Counterparty hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Indenture Supplement is hereby amended as follows:

SECTION 1.    Amendments. Effective as of the Amendment Effective Date (as defined below):

1.1    Section 2 of the Existing Indenture Supplement shall be amended by deleting the definitions of “Derivative Agreement,” “Expected Repayment Date,” “Fee Letter”, “Margin” and “Senior Margin” in their entirety and replacing them with the following:

“Derivative Agreement” means, collectively, (i) the ISDA Master Agreement, the schedule thereto, and the credit support annex thereto, each dated as of June 7, 2013 between the Derivative Counterparty and the Issuer, (ii) the related confirmation (reference number 9860951 (Internal Reference 13016809)), dated April 28, 2014, between the Derivative Counterparty and the Issuer and (iii) any replacement therefor in accordance with such agreements and the terms thereof.

“Expected Repayment Date” means, for each Class of the Series 2013-VF3 Notes, June 30, 2015, as such date may be extended from time to time pursuant to Section 7 hereof.
“Fee Letter” means that certain Fee Letter Agreement, dated the date hereof, among the Administrative Agent, as the sole lead arranger with respect to the Series 2013-VF3 Notes, the Administrator, the Servicer and the Issuer, as may be amended, restated, supplemented or otherwise modified from time to time.
“Margin” means, for each applicable Class of the Series 2013-VF3 Notes, the per annum rate set forth or determined as described below:

(i)Class A-VF3: 1.375%;

(ii)Class B-VF3: 1.900%;

(iii)Class C-VF3: 2.00%; and

(iv)Class D-VF3: 2.50%.

“Senior Margin” means, for each applicable Class of the Series 2013-VF3 Notes, the per annum rate set forth or determined as described below:

(i)     Class A-VF3: 1.375%;

(ii)     Class B-VF3: 1.900%;

(iii)     Class C-VF3: 2.00%; and

(iv)    Class D-VF3: 2.50%.

1.2    Clause (a)(1) of Section 9 of the Existing Indenture Supplement shall be amended by deleting such clause in its entirety and replacing it as follows:
(1)    shall subject such Noteholder to any tax of any kind whatsoever with respect to its Series 2013-VF3 Variable Funding Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Noteholder as a result of any present or former connection between such Noteholder and the United States, other than any such connection arising solely from such Noteholder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture Supplement or any U.S. federal withholding taxes imposed under Code sections 1471 through 1474 as of the Issuance Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereunder and any agreements entered into under section 1471(b) of the Code) or change the basis of taxation of payments to such Noteholder in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

1.3    Exhibit A of the Existing Indenture Supplement shall be amended by deleting such exhibit in its entirety and replacing it with the Exhibit A attached hereto.

SECTION 2.    Noteholder Consent. The Purchaser hereby confirms that (i) it is the sole Noteholder of all Outstanding Notes with respect to the Series 2013-VF3 Notes with the right to instruct the Indenture Trustee, (ii) it is authorized to deliver this Amendment, such power has not been granted or assigned to any other person and the Indenture Trustee may rely upon such certification, (iii) it acknowledges and agrees that the amendments effected by this Amendment shall become effective on the Amendment Effective Date and (iv) its consent to this Amendment shall constitute an “Act” by it as described in Section 1.5 of the Base Indenture.

SECTION 3.    Conditions to Effectiveness of the Amendment. This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

3.1    the execution and delivery of this Amendment by all parties hereto;
3.2    the delivery of an Issuer Tax Opinion with respect to this Amendment;
3.3    the delivery of the Rating Agency Notice;
3.4    the delivery to the Administrative Agent and the Purchaser of an opinion of counsel addressing security interest matters with respect to the Receivables, including continuation of perfection and priority of such security interest; and

3.5    the delivery of the Authorization Opinion.

SECTION 4.    Representations and Warranties.  The Issuer hereby represents and warrants to the Indenture Trustee, the Administrative Agent and the Purchaser that it is in compliance with all the terms and provisions set forth in the Existing Indenture on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Existing Base Indenture.

SECTION 5.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 6.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

        SECTION 7.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 8.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[SIGNATURE PAGES FOLLOW]

Signature Page to Amendment No. 1 to Series 2013-VF3 Indenture Supplement

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.
NATIONSTAR MORTGAGE ADVANCE RECEIVABLES TRUST, as Issuer
By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By: /s/ Erwin M. Soriano Name: Erwin M. Soriano Title: Vice President

Signature Page to Amendment No. 1 to Series 2013-VF3 Indenture Supplement

THE BANK OF NEW YORK MELLON, as Indenture Trustee and not in its individual capacity
By: /s/ Glenn E. Mitchell Name: Glenn E. Mitchell Title: Vice President

Signature Page to Amendment No. 1 to Series 2013-VF3 Indenture Supplement

NATIONSTAR MORTGAGE LLC, as Administrator and as Servicer
By: /s/ Ellen Coleman Name: Ellen Coleman Title: EVP

Signature Page to Amendment No. 1 to Series 2013-VF3 Indenture Supplement

THE ROYAL BANK OF SCOTLAND PLC, as Administrative Agent

By: RBS Securities Inc., its agent
By: /s/ Dominic Obaditch Name: Dominic Obaditch Title: Managing Director

Signature Page to Amendment No. 1 to Series 2013-VF3 Indenture Supplement

Consented to by:

WELLS FARGO BANK, N.A., as Derivative Counterparty
By: /s/ Joe Hunter Name: Joe Hunter Title: Authorized Signtory

Signature Page to Amendment No. 1 to Series 2013-VF3 Indenture Supplement

Consented to by:

THE ROYAL BANK OF SCOTLAND PLC, as Purchaser of the Series 2013-VF3 Variable Funding Notes

By: RBS Securities Inc., its agent
By: /s/ Dominic Obaditch Name: Dominic Obaditch Title: Managing Director

Signature Page to Amendment No. 1 to Series 2013-VF3 Indenture Supplement

Exhibit A

1*
1	$827,640
2	$793,980
3	$764,094
4	$739,283
5	$719,421
6	$703,209
7	$690,339
8	$680,006
9	$670,787
10	$662,619
11	$655,999
12	$650,987
13	$647,584
14	$623,762
15	$601,239
16	$579,769
17	$559,474
18	$540,354
19	$521,978
20	$504,838
21	$488,998
22	$474,086
23	$460,659
24	$448,718
25	$438,075
26	$428,546
27	$420,008
28	$412,149
29	$404,972
30	$398,413
31	$392,411
32	$387,152
33	$382,635
34	$378,675
35	$375,643
36	$373,601
37	$372,549
38	$350,584
39	$329,299
40	$308,633
41	$288,461

42	$268,661
43	$249,294
44	$230,423
45	$212,046
46	$194,040
47	$177,024
48	$160,813
49	$145,468
50	$130,742
51	$116,573
52	$102,960
53	$89,781
54	$76,911
55	$64,350
56	$52,284
57	$40,652
58	$29,453
59	$18,872
60	$9,034

1* The Advance Collection Period preceding the related Payment Date or, in the case of an Interim Payment Date, the Advance Collection Period in which the Interim Payment Date occurs. The reference to “1” above is a reference to the Advance Collection Period in which the Closing Date occurred.